Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Windstream Corporation of our report dated February 27, 2006 relating to the financial statements of The Wireline Division of Alltel Corporation, which appears in the Form S-4 (Amendment No. 4) of Valor Communications Group, Inc. dated May 26, 2006.
/s/ PricewaterhouseCoopers LLP
Little Rock, Arkansas
July 17, 2006